SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): April 14, 2003




               ALPHA HOSPITALITY CORPORATION

     (Exact Name of Registrant as Specified in Charter)





     Delaware                      1-12522                  13-3714474
(State or other jurisdiction  (Commission File No.)       (IRS Employer
of incorporation)                                         Identification No.)




707 Skokie Boulevard, Suite 600, Northbrook, Illinois      60062
  (Address of Principal Executive Offices)             (Zip Code)




Registrant's telephone number, including area code: (847) 418-3804

Item 5. Other Events

Alpha Hospitality Corporation (the "Company") will change its name to Empire Resorts, Inc. The Board of Directors of the Company has also approved a request for a NASDAQ ticker symbol change from ALHY to NASDAQ symbol: NYNY. The company will begin trading under the ticker NYNY on Wednesday, April 16, 2003. The name change to Empire Resorts, Inc. has been approved by shareholder consent and will become effective on May 21, 2003. The Company is also moving its corporate headquarters to New York City.

The Company has received written consents, in lieu of a meeting of stockholders, from the holders of a majority of its voting stock to change its name to Empire Resorts, Inc. The Company has prepared an Information Statement pursuant to SEC Rule 14c-2 and is in the process of mailing the Information Statement to its
shareholders.   The  name  change  will  become  effective   upon
compliance with the requirements of Rule 14c-2, including  a  20-
day   waiting  period  following  the  mailing  to  shareholders.
Pending the effective date of the amendment, the Company intends to use Empire Resorts, Inc. as a dba name in accordance with Delaware law. The Company estimates the name change will become effective May 21, 2003. Please see Press Release attached at
Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a)  Exhibits

99.1 Press Release dated April 14, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 14, 2003                      ALPHA HOSPITALITY CORPORATION
                                               (Registrant)

                                           By: /s/ Scott A. Kaniewski
                                               Scott A. Kaniewski
                                               Chief Financial Officer

                                                     EXHIBIT 99.1

               ALPHA HOSPITALITY CORPORATION
                   707 Skokie Boulevard
                         Suite 600
                   Northbrook, IL  60062

Contact:
For Alpha Hospitality Corporation:
Charles Degliomini
cdegliomini@catskill.net
(646) 495-5253

                         FOR RELEASE MONDAY, APRIL 14, 2003  8:30 AM


     ALPHA HOSPITALITY TO BECOME "EMPIRE RESORTS, INC." TRADING ON
               NASDAQ UNDER NEW SYMBOL: NYNY

 NEW YORK, NY-- (BUSINESS WIRE)-April 14, 2003--Alpha Hospitality Corporation (NASDAQ ALHY - News) (the "Company") announced today that the Company will change its name to Empire Resorts, Inc. The Board of Directors of the Company has also approved a request for a NASDAQ ticker symbol change from ALHY to NASDAQ symbol:
NYNY. The company will begin trading under the ticker NYNY on Wednesday, April 16, 2003. The name change to Empire Resorts has been approved by shareholder consent and will become effective on May 21, 2003. The Company is also moving its corporate headquarters to New York City.

Empire Resort's Chairman and Chief Executive Officer Robert Berman said, "During the past year and a half, the Company has shed its prior businesses and changed its strategic direction. We are now a different company -- with new management and a strong New York focus. Our primary mission is to work with our partners, the Cayuga Nation of New York to complete our goal of opening a casino in the Catskills."

  In late 2001, the New York State legislature passed a bill authorizing three casinos in the Catskills. The Cayuga Nation filed a land trust application with the Bureau of Indian Affairs last week with respect to the proposed casino site. Once approved, the Cayuga casino will be one hour closer to New York City than any casino in Connecticut or Atlantic City.

Mr. Berman concluded, "When finished, we will be offering a first class casino experience and the very best of amenities. New Yorkers will finally have the opportunity to spend their gaming entertainment dollars in their state, where their money will most benefit the Empire State's treasury -- not the coffers of our neighbor states. Atlantic City and Connecticut have had a monopoly on casino gaming for far too long. We look forward to bringing this greatly needed revenue stream back home while we simultaneously help the state and local economies by creating over 8000 permanent direct and indirect jobs."

The Company has received written consents, in lieu of a meeting of stockholders, from the holders of a majority of its voting stock to change its name to Empire Resorts, Inc. The Company has prepared an Information Statement pursuant to SEC Rule 14c-2 and is in the process of mailing the Information Statement to its
shareholders.   The  name  change  will  become  effective   upon
compliance with the requirements of Rule 14c-2, including  a  20-
day   waiting  period  following  the  mailing  to  shareholders.
Pending the effective date of the amendment, the Company intends to use Empire Resorts, Inc. as a dba name in accordance with Delaware law. The Company estimates the name change will become effective May 21, 2003.

To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including (i) the risk that various approvals necessary for consummation of the agreements described herein and required to be obtained from the Bureau of Indian Affairs, the National Indian Gaming Regulatory Commission, the Governor of the State of New York and various other federal, State and local governmental entities are not received, (ii) the risk that financing necessary for the proposed projects may not be able to be obtained because of credit factors, market conditions or other contingencies,
(iii) the risk that the Cayuga Nation may exercise certain broad rights with regard to termination of the within described agreements (iv) the risk that definitive agreements with Catskill Development LLC and its affiliates are not consummated as contemplated and that the proposed consolidation does not occur,
(v) the risk of non-compliance by various counterparties of the related agreements, and (vi) general risks affecting Alpha Hospitality as described from time to time in it's reports filed with the Securities and Exchange Commission. Alpha Hospitality wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.

                            ###